EXHIBIT 23

CONSENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 27, 2008, with respect to the financial statements and supplemental schedule of National Penn Bancshares, Inc. Capital Accumulation Plan on Form 11-K for the year ended December 31, 2007.  We hereby consent to the incorporation of said report in the Registration Statement of National Penn Bancshares, Inc. on Form S-8 (File No. 333-75730, effective January 7, 2002).

/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
June 27, 2008

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